     As filed with the Securities and Exchange Commission on August 13, 1999
                                                          Registration No. 333 -
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        THE REYNOLDS AND REYNOLDS COMPANY
             (Exact name of registrant as specified in its charter)

          OHIO                                             31-0421120
(State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification No.)

                   115 SOUTH LUDLOW STREET, DAYTON, OHIO 45402
               (Address of principal executive offices) (Zip code)

                        THE REYNOLDS AND REYNOLDS COMPANY
                            STOCK OPTION PLAN - 1995
                            (Full title of the plan)

                             ADAM M. LUTYNSKI, ESQ.
                          GENERAL COUNSEL AND SECRETARY
                        THE REYNOLDS AND REYNOLDS COMPANY
                   115 SOUTH LUDLOW STREET, DAYTON, OHIO 45402
                     (Name and address of agent for service)

                                 (937) 485-2000
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Title of Securities to be  Amount to be      Proposed maximum               Proposed maximum             Amount of registration
registered                 registered        offering price per share(2)    aggregate offering price(2)  fee(3)
 Class A Common            3,006,225               $22.31                        $67,068,880                  $18,645
Shares, no par value(1)
-------------------------------------------------------------------------------------------------------------------------------

(1) Represents Class A Common Shares which are issuable pursuant to the exercise of options granted under The Reynolds and Reynolds Company Stock Option Plan
    - 1995.

(2) Pursuant to Rule 457(h), solely for the purpose of calculating the amount of the registration fee. The average of the high and low prices reported on the New York Stock Exchange Composite Index on August 9, 1999 was $22.31.

(3) The registration fee was calculated pursuant to Rule 457(h) based upon the average high and low prices of the Registrant's Class A Common Shares reported on the New York Stock Exchange Composite Index on August 9, 1999 as reported in THE WALL STREET JOURNAL.

                                     PART I

      This Registration Statement on Form S-8 relates to the registration of additional shares of the same class as other securities for which registration statements relating to The Reynolds and Reynolds Company's Stock Option Plan -- 1995 have been previously filed with the SEC and are effective (Registration Statement No. 333-12681). The contents of the Registration Statement on Form S-8 No. 333-12681 are herein incorporated by reference. There is no additional information which is required by Form S-8 to be included in this Part I.

                                     PART II

ITEM 8.  EXHIBITS.

                                  EXHIBIT INDEX
                                  -------------

Document
--------

(5) Opinion of Adam M. Lutynski, Esq., General Counsel and Secretary of The Reynolds & Reynolds Company

(23)  Consent of Deloitte & Touche LLP, independent auditors

(24)  Power of Attorney

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dayton, State of Ohio, on August 13, 1999.

                          THE REYNOLDS AND REYNOLDS COMPANY

                          By: /s/ David R. Holmes
                             ------------------------------------------------
                             David R. Holmes, Chairman of the Board and Chief Executive Officer

                                        3